                                                             Amendment #1
                                                                to the
                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                     EFFECTIVE September 30, 2002
                                                                Between
                                              PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                                                  And
                                                  MUNICH AMERICAN REASSURANCE COMPANY

This is an ASSIGNMENT,  ASSUMPTION  AND RELEASE  AGREEMENT  (the  "Assignment"),  dated as of December 1, 2004, by and among PRUCO LIFE
INSURANCE COMPANY OF NEW JERSEY (the  "Assignor"),  THE PRUDENTIAL  INSURANCE COMPANY OF AMERICA (the "Assignee"),  and MUNICH AMERICAN
REASSURANCE COMPANY (the "Reinsurer").

         WHEREAS,  the  Reinsurer  provides  reinsurance  coverage to the  Assignor  in  accordance  with the terms of the  reinsurance agreement referenced above (the "Reinsurance Treaty"); and

         WHEREAS,  the parties  hereto desire to execute this  Assignment to evidence the  assignment by the Assignor and assumption by the Assignee of the  Assignor's  rights and  obligations  under the  Reinsurance  Treaty and to effect a full and final  release of the
Assignor's  rights and  obligations  under the  Reinsurance  Treaty  effective as of 12:00 a.m.,  Eastern  Time,  December 1, 2004 (the
"Effective Time").

         NOW, THEREFORE,  in consideration of the promises and the mutual agreements herein contained,  the parties hereto agree to the following:

1.Assignor Assignment of Interests to Assignee.  The Assignor hereby transfers, conveys, assigns and sets over to the Assignee, its successors and assigns, all of its rights, obligations, liabilities, title and interest in the Reinsurance Treaty, all effective as of the
Effective Time, including those incurred, accrued, or otherwise occurring or arising prior to the Effective Time.

2.  Assignee Assumption of Interests from Assignor.  Effective as of the Effective Time, the Assignee hereby assumes all of the rights and interests of the Assignor under the Reinsurance Treaty and undertakes to pay, perform and discharge, or cause to be paid, performed or discharged, all of the liabilities and obligations of the Assignor under the Reinsurance Treaty, including those rights, interests, obligations, and liabilities incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  It is the intention of the parties that:

         a.   The Assignee shall be substituted for the Assignor under the Reinsurance Treaty, in the Assignor's name, place and stead; and

         b.   The Assignor shall be deemed to have ceased to be a party to, or the ceding company under, the Reinsurance Treaty and shall have released all of its rights and interests, and shall have been discharged from all obligations and liabilities thereunder to the
         Reinsurer; and

         c.   The Reinsurer will conduct business solely with the Assignee, or its designee, with respect to the performance of any and all obligations and liabilities under the Reinsurance Treaty.

3.   Reinsurer Consent.  Notwithstanding anything to the contrary set forth in the Reinsurance Treaty, the Reinsurer consents to the assignment and assumption set forth in Sections 1 and 2 above.

4.   Reinsurer Release of Assignor.  As of the Effective Time, the Reinsurer, in consideration of the assumption by the Assignee set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Assignor and the Assignor's successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, known or unknown, in law or equity, against the Assignor, which the Reinsurer and the Reinsurer's predecessors, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any rights of the Reinsurer under the Reinsurance
Treaty, including any and all of the Assignor's obligations incurred, accrued, or otherwise occurring or arising prior to the
Effective Time.  This release under this Section 4 may not be changed orally.

5.Assignor Release of Reinsurer.  As of the Effective Time, the Assignor, in consideration of the consent by the Reinsurer set forth above and other valuable consideration, the receipt and adequacy whereof is hereby acknowledged, irrevocably and unconditionally releases and discharges the Reinsurer and the Reinsurer's predecessors, successors and assigns from all liabilities, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known or unknown, in law or equity, against the Reinsurer, which the Assignor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any rights of the Assignor under the Reinsurance Treaty, including any and all of the Reinsurer's obligations incurred, accrued, or otherwise occurring or arising prior to the Effective Time.  This release under this Section 5 may not be changed orally.

6.  Further Assurances.  At any time and from time to time after the Effective Time, at the request of the Assignee, or of the
Reinsurer and without further consideration, the Assignor shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as either the Assignee or the Reinsurer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to the Assignee the Reinsurance Treaty.

7.Amendment of Reinsurance Treaty.  The Reinsurer and the Assignee agree that the Reinsurance Treaty is amended as of the Effective Time as provided in Exhibit A attached hereto.

8.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of the Reinsurer, the Assignor and the Assignee and their respective predecessors, successors and assigns, if any.  The parties do not intend to create any third party beneficiaries under this Assignment

9.Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state of New Jersey without giving effect to its principles or rules of conflict of laws thereof.  Any amendment to the Reinsurance Treaty set forth herein shall be subject to the arbitration provision of the Reinsurance Treaty.

10.  Counterparts.  This  Assignment  may be  signed in  multiple  counterparts.  Each  counterpart  shall be  considered  an  original instrument, but all of them in the aggregate shall constitute one agreement.

In witness of the above, the Assignor, the Assignee, and the Reinsurer have by their respective officers executed and delivered this
Assignment in triplicate on the dates indicated below, with an effective date of December 1, 2004.

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PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                  MUNICH AMERICAN REASSURANCE COMPANY
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By:_/s/_______________________________                      By:_/s/_____________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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By:_/s/_______________________________                      By:_/s/_____________________________
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Title:_______________________________                       Title:_____________________________
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Date:_______________________________                        Date:_____________________________
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THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
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By:_/s/_______________________________
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Title:_______________________________
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Date:_______________________________
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By:_/s/_______________________________
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Title:_______________________________
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Date:_______________________________
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                                                               Exhibit A

1.       The INSOLVENCY provision of the Reinsurance Treaty is deleted in its entirety and is replaced by the following:

              INSOLVENCY:

         For the purpose of this Agreement,  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if one or more of the following occurs:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either THE COMPANY or THE  REINSURER is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

         In the event of the insolvency of THE COMPANY,  all  reinsurance  ceded,  renewed or otherwise  becoming  effective under this
         Agreement shall be payable by THE REINSURER  directly to THE COMPANY or to its liquidator,  receiver,  or statutory  successor on the basis of the  liability of THE COMPANY  under the contract or contracts  reinsured  without  diminution  because of the insolvency of THE COMPANY. It is understood,  however,  that in the event of the insolvency of THE COMPANY,  the liquidator or receiver or statutory  successor of the  insolvent  Company  shall give written  notice of the pendency of a claim against THE
         COMPANY on the policy  reinsured within a reasonable time after such claim is filed in the insolvency  proceeding,  and during the pendency of such claim THE REINSURER may  investigate  such claim and  interpose,  at its own expense,  in the  proceeding where such claim is to be  adjudicated  any defense or defenses which it may deem available to THE COMPANY or is liquidator or receiver or statutory  successor.  The expense thus incurred by THE  REINSURER  shall be payable,  subject to court  approval, out of the estate of the insolvent  company as part of the expense of the receivership to the extent of a proportionate  share of the benefit which may accrue to the ceding  insurer in  receivership,  solely as a result of the defense  undertaken by THE
         REINSURER.

         In the event  THE  REINSURER  is  deemed  insolvent,  THE  REINSURER  will be bound by any  legal  directions  imposed  by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  THE COMPANY shall have the right to cancel this  Agreement  with respect to  occurrences  taking place on or after the date THE  REINSURER first  evidences  insolvency.  Such  right to cancel  shall be  exercised  by  providing  THE  REINSURER  (or its  liquidator, conservator,  receiver or statutory  successor) with a written notice of THE COMPANY's intent to recapture ceded business.  If
         THE COMPANY  exercises  such right to cancel and recapture  ceded  business,  such election  shall be in lieu of any premature recapture fee. Upon such  election,  THE COMPANY shall be under no obligation to THE REINSURER,  its  liquidator,  receiver or statutory successor.

2.       Any and all references in the Reinsurance Treaty to the jurisdiction in which THE COMPANY is domiciled or organized shall read as if to refer to the State of New Jersey.

3.       If the GOVERNING LAW provision of the Reinsurance Treaty does not provide for the application of New Jersey law, that provision shall be changed to read as follows:

                  GOVERNING LAW:

                  This  Agreement  shall be governed by the laws of the State of New Jersey  without giving effect to the principles of conflicts of laws thereof.

4.       Any and all references in the Reinsurance Treaty to THE REINSURER being licensed or authorized in a given jurisdiction shall be read as if to refer to the State of New Jersey.  If the Reinsurance Treaty contains no such reference, then THE REINSURER hereby represents that it is authorized to do business in the State of New Jersey.